                                                                   EXHIBIT 10.46


                                           *** TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24b-2



                        PRAMLINTIDE REPURCHASE AGREEMENT

        This Pramlintide Repurchase Agreement (the "Agreement") is made and entered into as of September 16, 1998, by and between Amylin Pharmaceuticals, Inc., a Delaware corporation having a place of business at 9373 Towne Centre Drive, San Diego, CA 92121 ("AMYLIN") and Ortho-Biotech, Inc., a New Jersey corporation having a place of business at U.S. Route 202, Raritan, NJ 08869 ("ORTHO-BIOTECH"). AMYLIN and ORTHO-BIOTECH are sometimes referred to herein individually as a "Party" and collectively as the "Parties," and all references to AMYLIN and ORTHO-BIOTECH shall include their respective Affiliates. Johnson & Johnson, a New Jersey corporation having a place of business at One Johnson & Johnson Plaza, New Brunswick, New Jersey, ("J&J") is a party to this Agreement as a guarantor of the performance under this Agreement by ORTHO-BIOTECH and all of the Affiliates of ORTHO-BIOTECH.

        WHEREAS, AMYLIN and LifeScan, an Affiliate of J&J, entered into a Collaboration Agreement effective as of June 20, 1995 which agreement was amended by letter agreements dated August 2, 1996 and March 27, 1997 (together the "Collaboration Agreement"), and J&J guaranteed the performance of LifeScan, its subsidiary, under the Collaboration Agreement.

        WHEREAS, LifeScan provided notice of termination to AMYLIN of the Collaboration Agreement pursuant to its terms and such termination became effective in August 1998;

        WHEREAS, as a result of such notice of termination, AMYLIN, ORTHO-BIOTECH and J&J are making a transition to the point in time when LifeScan will no longer be collaborating with Amylin; and

        WHEREAS, as part of this transition, ORTHO-BIOTECH has ordered or will order and purchase certain amounts of Pramlintide from third party vendors, and AMYLIN desires that ORTHO-BIOTECH place in ORTHO-BIOTECH's inventory such amounts of Pramlintide that ORTHO-BIOTECH has ordered or will order, for possible future purchase by AMYLIN.

        NOW, THEREFORE, in consideration of the following premises and terms and conditions set forth hereinafter, the Parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

        The following terms shall have the following meanings as used in this
Agreement:

        1.1 "Affiliate" means an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a Party.

        1.2 "Inventory Carrying Cost" means the carrying cost payable by AMYLIN to ORTHO-BIOTECH, covering the period beginning when any Pramlintide is delivered to ORTHO-BIOTECH and ending when all Pramlintide Inventory has been repurchased by AMYLIN under the terms of this Agreement or until such time as AMYLIN advises ORTHO-BIOTECH in writing in accordance with this Agreement that it will not purchase such Pramlintide Inventory. The Inventory Carrying Cost will be equal to the value of portion of Pramlintide Inventory in question multiplied by the number of years and portions thereof such Pramlintide Inventory was stored by ORTHO-BIOTECH multiplied by the Inventory Interest Rate.

        1.3 "Inventory Interest Rate" means average five year U.S. Treasury Note rate, as quoted in Federal Reserve Statistical Release H.15 on the first day of the month in which all or a portion of the Pramlintide Inventory is purchased by Amylin plus [...***...].

        1.4 "Major Company" means a third party company whose total revenue exceeds [...***...] in the most recently completed fiscal year for which audited financial statements are publicly available as reported in such financial statements, or if not publicly available, as appropriately provided by such third party company.

        1.5 "Pramlintide" means 25,28,29Pro-h-amylin acetate, as described and claimed in U.S. Patent No. 5,686,411, and identified by the USAN Council by the following chemical names:

        1)      25-L-proline-28-L-proline-29-L-prolineamylin (human) acetate
                (salt)




                                       2     * CONFIDENTIAL TREATMENT REQUESTED

        2)      L-lysyl-L-cysteinyl-L-asparaginyl-L-threonyl-L-alanyl-L-threonyl
                -L-cysteinyl-L-alanyl-L-threonyl-L-glutaminyl-L-arginyl-L-leucyl
                -L-alanyl-L-asparaginyl-L-phenylalanyl-L-leucyl-L-valyl
                -L-histidyl-L-seryl-L-seryl-L-asparaginyl-L-asparaginyl
                -L-phenylalanylgly cyl-L-prolyl-L-isoleucyl-L-leucyl-L-prolyl
                -L-prolyl-L-threonyl-L-asparaginyl-L-valylglycyl-L-seryl
                -L-asparaginyl-L-threonyl-L-tyrosinamide, cyclic
                (2-7)-disulfide, acetate (salt), hydrate

        1.6 "Pramlintide Inventory" means any and all Pramlintide manufactured and delivered to ORTHO-BIOTECH pursuant to the [...***...] Purchase Order, the [...***...] Purchase Order or the [...***...] Purchase Order (as these terms are defined below), which has been accepted by AMYLIN, paid for by and delivered to ORTHO-BIOTECH, and stored in inventory at ORTHO-BIOTECH.

        1.7 "Regulatory Approval" means all approvals, registrations or authorizations (including pricing and reimbursement approvals) of any regulatory agency, department, bureau or other governmental entity, necessary for the commercial sale of Pramlintide in a regulatory jurisdiction.


                                   ARTICLE II
                    PURCHASE OF PRAMLINTIDE BY ORTHO-BIOTECH


        2.1 [...***...] Purchase Order. ORTHO-BIOTECH has issued a purchase order to [...***...] for [...***...] of Pramlintide at a price of [...***...] per gram for with delivery scheduled for October 1998 to January 1999 (the "[...***...] Purchase Order,"),

        2.2 [...***...]Purchase Order. ORTHO-BIOTECH has issued or will issue a purchase order to [...***...] for [...***...] of Pramlintide at a price of [...***...] per gram with delivery scheduled for September to December, 1998 (the "[...***...] Purchase Order").

        2.3 [...***...] Purchase Order. ORTHO-BIOTECH has issued or will issue a purchase order to [...***...] for [...***...] of Pramlintide at a price of [...***...] per gram, [...***...]



                                       3     * CONFIDENTIAL TREATMENT REQUESTED
        with delivery scheduled for December 1988 ("the [...***...] Purchase Order").

        2.4 Acceptance or Rejection by AMYLIN. AMYLIN agrees that Pramlintide ordered pursuant to the [...***...] Purchase Order, the [...***...]


Purchase Order and/or the [...***...] Purchase Order will be tested by AMYLIN after it is manufactured and will either be accepted or rejected by AMYLIN pursuant the terms of the [...***...] Purchase Order, [...***...] Supply Agreement as amended, and the [...***...] Purchase Order and the [...***...], as appropriate.

        2.5 Payment by ORTHO-BIOTECH. ORTHO-BIOTECH agrees to pay for and take delivery of the Pramlintide ordered pursuant to the [...***...] Purchase Order, the [...***...] Purchase Order, the [...***...] Purchase Order and the [...***...], upon acceptance by AMYLIN of the Pramlintide ordered thereunder.


                                   ARTICLE III
                  REPURCHASE OF PRAMLINTIDE INVENTORY BY AMYLIN

        3.1 Placement of Pramlintide in Inventory. Once Pramlintide ordered pursuant to the [...***...] Purchase Order, the [...***...] Purchase Order and/or the [...***...] Purchase Order is accepted by AMYLIN, AMYLIN will promptly notify ORTHO-BIOTECH, and, after receiving such notification from AMYLIN, ORTHO-BIOTECH agrees to purchase, take delivery and ownership of such Pramlintide and place such Pramlintide in its inventory and store the Pramlintide at a temperature of -20 (degree)C to -70 (degree)C in the original unopened containers as received from the manufacturer and in accordance with Current Good Manufacturing Practices ("Approved Storage Conditions").

        3.2 Repurchase of Pramlintide Inventory. AMYLIN will repurchase Pramlintide Inventory from ORTHO-BIOTECH in accordance with this Agreement. AMYLIN's purchase of Pramlintide Inventory shall be unconditional (except as provided in this Section 3.2) and in particular, if the Pramlintide Inventory no longer meets applicable specifications at the time AMYLIN is obligated to purchase it, AMYLIN shall nevertheless be obligated to purchase the Pramlintide Inventory, unless AMYLIN can demonstrate that the reason that the Pramlintide no longer meets Specifications is solely due to ORTHO-BIOTECH's failure to store the Pramlintide in accordance with Approved Storage Conditions. Moreover, if all or part of the Pramlintide Inventory does not meet applicable



                                       4     * CONFIDENTIAL TREATMENT REQUESTED
specifications due to ORTHO-BIOTECH's failure to store the Pramlintide in accordance with Approved Storage Conditions, AMYLIN's sole and exclusive remedy shall be to cancel its purchase obligations for such Pramlintide Inventory hereunder. AMYLIN agrees and acknowledges that it shall be obligated to purchase the Pramlintide Inventory even if the specifications for Pramlintide change between now and the time for purchase for any reason, including but not limited to pursuant to a regulatory requirement.

        3.3 Repurchase Price. The price that AMYLIN will pay to ORTHO-BIOTECH for the Pramlintide Inventory it purchases hereunder shall be the same price that ORTHO-BIOTECH paid to the supplier under the applicable [...***...] Purchase Order, [...***...] Purchase Order or [...***...] Purchase Order, as the case may be, plus the Inventory Carrying Cost applicable to such Pramlintide Inventory.

        3.4 Time of Repurchase. The Pramlintide Inventory will be purchased and paid for in full by AMYLIN, including applicable Inventory Carrying Cost, on the first-to-occur of any of the following (a) - (d):

            (a) AMYLIN executes any agreement with a Major Company relating to the development, commercialization and/or sale of Pramlintide. In this event, payment will be made to ORTHO-BIOTECH for all Pramlintide Inventory on or before [...***...] or the date of the first filing of an application for Regulatory Approval for Pramlintide, whichever occurs first, provided, however, that if the agreement with a Major Company is not entered into until after [...***...], then payment will be made upon execution of such agreement with a Major Company by AMYLIN.

            (b) AMYLIN requests in writing, ORTHO-BIOTECH to fill-finish some or all of the Pramlintide Inventory by placing it in vials and/or cartridges, or requests ORTHO-BIOTECH to transfer it to a third party for further processing. The quantity of Pramlintide to be fill-finished or transferred, must be paid for in full (including applicable Inventory Carrying Costs) before ORTHO-BIOTECH is obligated to fill-finish or transfer it. In all cases, AMYLIN must order quantities of Pramlintide Inventory to be fill-finished to correspond to entire containers so that no containers holding Pramlintide Inventory need be opened by ORTHO-BIOTECH.

            (c) AMYLIN receives Regulatory Approval for the sale of Pramlintide in any of the United States, France, Germany, Great Britain, Italy, or




                                       5    * CONFIDENTIAL TREATMENT REQUESTED

Japan, in which case AMYLIN agrees to purchase all Pramlintide Inventory within ninety (90) days of such Regulatory Approval.

            (d) Completion of a transaction or series of transactions in which a third party acquires or becomes the beneficial owner of (i) more than [...***...] of the outstanding voting securities of AMYLIN or the surviving entity, whether by merger, consolidation, reorganization, tender offer, or similar means, (ii) all or substantially all of the assets of AMYLIN, or (iii) all or substantially all of the assets of AMYLIN which are directed to its business relating to Pramlintide. Provided, however, that if the third party has total revenue that is less than [...***...] in the most recently completed fiscal year for which audited financial statements are publicly available as reported in such financial statements, or if not publicly available, as appropriately provided by such third party, the percentage of outstanding voting securities referred to in this Section 3.4(d)(i) shall be [...***...] rather than [...***...].

If none of the events (a) - (d) occurs, AMYLIN will have no obligation to purchase Pramlintide Inventory from ORTHO-BIOTECH, however, Section 3.6 will apply in the case of bankruptcy of AMYLIN.

        3.5 Deferral of Repurchase. Notwithstanding the provisions of Section
3.4 (a), prior to executing any agreement with a Major Company, Amylin may request Ortho-Biotech to defer in whole or in part the requirement for AMYLIN to repurchase the Pramlintide Inventory at the time of the execution of the agreement with the Major Company. Amylin together with its request, agrees to provide Ortho-Biotech with justification in writing for deferring in whole or in part such repurchase. Upon receiving such a request, Ortho-Biotech shall promptly consider such request. Promptly after considering such request, Ortho-Biotech shall inform Amylin of its decision of whether or not to accept or reject Amylin's request. A decision to reject Amylin's request may be for any reasonable business reason including but not limited to Ortho-Biotech's belief that Amylin and/or the Major Company is capable of repurchasing the Pramlintide Inventory at the time the agreement between Amylin and the Major Company is to be executed, provided, however, the basis for a rejection of the Amylin request cannot be solely to remove the cost of the Pramlintide Inventory from Ortho-Biotech's or Johnson & Johnson's balance sheet. Ortho-Biotech shall, however, have no obligation to provide Amylin the reason for its decision to accept or reject Amylin's request to defer the repurchase.





                                       6     * CONFIDENTIAL TREATMENT REQUESTED

        3.6 Bankruptcy. In the event of the commencement of bankruptcy proceedings of AMYLIN or its successor company or upon entering into receivership for protection against its creditors by AMYLIN or its successor company, ORTHO-BIOTECH shall become a creditor for an amount equal to the price ORTHO-BIOTECH has paid for Pramlintide Inventory plus applicable Inventory Carrying Costs.

        3.7 Payment and Delivery. Upon payment in full of the price for all or some of the Pramlintide inventoried by ORTHO-BIOTECH, ORTHO-BIOTECH agrees to deliver to AMYLIN the quantity of Pramlintide Inventory so paid for by AMYLIN.

        3.8 Shipment. ORTHO-BIOTECH shall prepare the Pramlintide Inventory being purchased by AMYLIN for pick-up at ORTHO-BIOTECH's loading dock. Shipment terms are F.O.B. ORTHO-BIOTECH's loading dock. All charges for packing, hauling, storage, bar-coding and transportation to the point of delivery are included in the purchase price unless otherwise agreed to by the parties.


                                   ARTICLE IV
                               DISPUTE RESOLUTION

        4.1 Alternative Dispute Resolution. Any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement, shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner described below:

            (a) If a party intends to begin an ADR to resolve a dispute, such Party shall provide written notice (the "ADR Request") to the other Party informing such other Party of such intention and the issues to be resolved.

            (b) Within ten (10) business days after the receipt of the ADR Request, the other Party may, by written notice to the counsel for the Party initiating ADR, add additional issues to be resolved.

        4.2 Arbitration Procedure. The ADR shall be conducted pursuant to ENDISPUTE Rules A and C, attached hereto as Exhibit A, except as otherwise provided hereinafter.

            (a) Arbitrator. The arbitration shall be conducted by one arbitrator ("the Panel"). The Panel shall be selected from a pool of retired federal judges to be presented to the Parties by ENDISPUTE.

            (b) Proceedings. The time periods set forth in the ENDISPUTE rules shall be followed, unless a Party can demonstrate to the Panel that the complexity of the issues or other reasons warrant the extension of one or more of the time periods. In such case, the Panel may extend such time periods, but in no event shall the time periods be extended so that the ADR proceeding extends more than one (1) year from its beginning to the Panel's decision. The Panel shall not award punitive damages to either Party and the Parties shall be deemed to have waived any right to such damages. The Panel shall, in rendering its decision, apply the substantive law of the State of Delaware, except that the interpretation of and enforcement of this Article shall be governed by the Federal Arbitration Act. The Panel shall apply the Federal Rules of Evidence to the hearing. The proceeding shall take place in New Brunswick, New Jersey if requested and begun by AMYLIN and in San Diego, California if requested and begun by ORTHO-BIOTECH. The Panel will determine the specific location within New Brunswick or San Diego. The fees of the Panels and ENDISPUTE shall be paid by the losing Party which shall be designated by the Panel. If the Panel is unable to designate a losing party, it shall so state and the fees shall be split equally between the Parties.

            (c) Award. The Panel is empowered to award any remedy allowed by law, including money damages, consequential damages, prejudgment interest and attorneys' fee, and to grant final, complete, interim, or interlocutory relief, including injunctive relief. Notwithstanding the foregoing, punitive damages may not be awarded.

            (d) Costs. Except as set forth in Section 4.2(c), above, each Party shall bear its own legal fees.

            (e) Confidentiality. The ADR proceeding shall be confidential and the Panel shall issue appropriate protective orders to safeguard each Party's confidential information. Except as required by law, no Party shall make (or instruct the Panel to make) any public announcement with respect to the proceedings or decision of the Panel without prior written consent of each other Party. The existence of any dispute submitted to ADR, and the award, shall be kept in confidence by the Parties and the Panel, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

        4.4 Survivability. Any duty to arbitrate under this Agreement shall remain in effect and enforceable after termination of the contract for any reason.

                                    ARTICLE V
                                  MISCELLANEOUS

        5.1 Assignment.

            (a) Either Party may assign any of its rights or obligations under this Agreement to any Affiliates, and AMYLIN may assign any of its rights or obligations under this Agreement to a company with which it executes an agreement relating to the development, commercialization and/or sale of Pramlintide; provided, however, that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement, including, but not limited to, in the case of AMYLIN the obligation to purchase and pay for the Pramlintide pursuant to the terms of this Agreement.

            (b) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

        5.2 Consents Not Unreasonably Withheld. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

        5.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        5.4 Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses

(or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof.

               If to AMYLIN,
               addressed to:           Amylin Pharmaceuticals, Inc.
                                       9373 Towne Centre Drive
                                       San Diego, CA  92121
                                       Attention:    Chief Executive Officer
                                       Telephone:    (619) 552-2200
                                       Facsimile:    (619) 552-2211

               With a copy to:         Amylin Pharmaceuticals, Inc.
                                       9373 Towne Centre Drive
                                       San Diego, CA  92121
                                       Attention:    General Counsel
                                       Telephone:    (619) 552-2200
                                       Facsimile:    (619) 552-1936


               If to ORTHO-BIOTECH,
               addressed to:           Office of General Counsel
                                       Johnson & Johnson
                                       One Johnson & Johnson Plaza
                                       New Brunswick, NJ  08933
                                       Telephone:    (908) 524-2485
                                       Facsimile:    (908) 524-2788

        5.5 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

        5.6 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

        5.7 Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

        5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.9 Entire Agreement. This Agreement sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understanding between the Parties pertaining to the subject matter of this Agreement. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties pertaining to such subject matter other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement, shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

        5.10 Liability. Neither Party shall be liable to the other Party to this Agreement for any incidental or consequential damages.

        IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

AMYLIN PHARMACEUTICALS, INC.                ORTHO-BIOTECH, INC.



By:     /s/ JOSEPH C. COOK, JR.             By:     David E. Williams
   -------------------------------             -------------------------------

Name:   Joseph C. Cook, Jr.                 Name:   /s/ DAVID E. WILLIAMS
     -----------------------------               -----------------------------

Title:  Chairman & CEO                      Title:  V.P. Operations
      ----------------------------                ----------------------------

Date:   9/25/98                             Date:   9/17/98
     -----------------------------               -----------------------------

Johnson & Johnson hereby acknowledges and agrees to the provisions of this Agreement in its entirety.


JOHNSON & JOHNSON



By:     Peter T. Tattle
   -------------------------------

Name:   /s/ PETER T. TATTLE
     ------------------------------

Title:  Company Group Chairman
      ----------------------------

Date:   9-17-98
     -----------------------------